                                                                   Exhibit 99(b)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN
THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL
BE VOTED FOR PROPOSAL 1.


 Please mark your             [X]
 votes as indicated
 in this example.

1. Approval of the merger of National City Bancorporation with and into Marshall & Ilsley Corporation, including the agreement and plan of merger dated April 30, 2001 by and between Marshall & Ilsley Corporation and National City Corporation.

    FOR          AGAINST          ABSTAIN
    [_]            [_]              [_]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ______________________, 2001

___________________________________
            (Signature)

___________________________________
    (Signature if held jointly)


    PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                            . FOLD AND DETACH HERE .

                          NATIONAL CITY BANCORPORATION
                                Special Meeting
                                       of
                   National City Bancorporation Shareholders
                                  ,           , 2001
                                          a.m.
                                Gaviidae Common
                         651 Nicollet Mall, Fifth Floor
                             Minneapolis, Minnesota

================================================================================

                                   Agenda

     . Approve the merger of National City Bancorporation with and into Marshall & Ilsley Corporation, including the agreement and plan of merger dated April 30, 2001 by and between Marshall & Ilsley Corporation and National City Bancorporation.
     . Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

================================================================================

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                       OF

                          NATIONAL CITY BANCORPORATION

   The undersigned hereby appoints David L. Andreas and Thomas J. Freed proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of National City Bancorporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Shareholders of National
City Bancorporation to be held          , 2001 or any adjournment or
postponement thereof.

       (Continued, and to be marked, dated and signed, on the other side)

                            . FOLD AND DETACH HERE .